Exhibit 99.1

Belpointe OZ Adjourns Annual Meeting to January 28, 2025 and Announces Notice of Noncompliance with NYSE American Continued Listing Standards

GREENWICH, CONNECTICUT (January 8, 2025) – Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ,” “we,” “us,” “our” or the “Company”) today announced that its adjourned annual meeting (the “Annual Meeting”), has been rescheduled for Tuesday, January 28, 2025 at 12:00 p.m. E.T. at the Company’s corporate headquarters, located at 255 Glenville Road, Greenwich, Connecticut 06831, to accommodate for the distribution of certain additional materials to its unitholders. Unitholders planning to attend the meeting in person are requested to contact Belpointe OZ’s Investor Relations team at 1-833-828-2721 or via email at IR@belpointeoz.com for further details.

The record date for the Annual Meeting remains unchanged as October 30, 2024. Unitholders who have already submitted their proxy or voted and do not wish to change their vote do not need to take any additional action.

There have been no changes to the items of business that are scheduled to be voted on at the adjourned Annual Meeting. We encourage all of our unitholders to read our definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2024, and other proxy materials related to the Annual Meeting, and Amendment No. 1 to our annual report on Form 10-K/A, filed with the SEC on September 20, 2024, which are available free of charge on the SEC’s website at sec.gov and on our website at investors.belpointeoz.com/filings.

To request a separate copy of the proxy materials or for further assistance, unitholders may contact our Investor Relations team by:

●	Phone: 1-833-828-2721

●	Mail: Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831

●	Email: IR@belpointeoz.com

Belpointe OZ also today announced that, on January 6, 2025, the Company received a letter from NYSE American LLC (“NYSE American”) indicating that, as a result of having not held its Annual Meeting by December 31, 2024, the Company is noncompliant with the continued listing standards set forth in Section 704 of the NYSE American Company Guide, and, consequently, the Company’s ticker symbol may include a below compliance (“.BC”) indicator until such time as the Company has held its Annual Meeting and regained compliance with the continued listing standards.

The Company remains committed to maintaining its listing on the NYSE American and will take all necessary steps to ensure compliance with applicable continued listing standards.

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed two registration statements (including a combined prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to an aggregate of $1,500,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections, and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties, and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor Relations and Media Contact:

Cody H. Laidlaw
Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
IR@belpointeoz.com
203-883-1944